                                                                    Exhibit 23.1


                         INDEPENDENT AUDITORS' CONSENT


To the Board of Directors
Citadel Communications Corporation


We consent to the incorporation by reference in the registration statements (Nos. 333-65279, 333-85701 and 333-85703) on Form S-8 of Citadel Communications Corporation and the registration statement (No. 333-92593) on Form S-3 of Citadel Communications Corporation, Citadel Broadcasting Company, CCC Capital Trust I and CCC Capital Trust II of our report dated February 4, 1999 (except for Note 14 as to which the date is February 15, 1999), relating to the consolidated balance sheet of Bloomington Broadcasting Holdings, Inc. and subsidiaries as of December 31, 1998, and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended, which report appears in the Form 8-K of Citadel Communications Corporation filed January 25, 2000.



                                         /s/ Dunbar, Breitweiser & Company, LLP




Bloomington, Illinois
January 25, 2000